Exhibit 99.1
RING ENERGY REPORTS THIRD QUARTER 2026 RESULTS, UPDATES GUIDANCE AND
ADVANCES DISCIPLINED PORTFOLIO STRATEGY

Monetized Non-Core Assets, Added Core Acreage While Advancing Higher-Return Development Program and Reducing Debt

The Woodlands, TX – November 5, 2026 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for the third quarter of 2026 and provided an update on its guidance, development program, portfolio optimization initiatives and balance sheet.

During the third quarter, Ring continued to execute its strategy of improving its capital efficiency and the quality of its asset portfolio while strengthening its balance sheet. The Company completed approximately $30.5 million of non-core asset sales, acquired approximately $18.8 million of leasehold interests in the Central Basin Platform (“CBP”) and reduced borrowings under its revolving credit facility by $10.0 million. The acquired leasehold is positioned within Ring's existing CBP operating footprint, supporting the Company's strategy of expanding higher-return development inventory while increasing financial flexibility. Subsequent to the quarter, on October 30th, Ring closed another divestiture of non-core assets in Gaines and Andrews Counties for ~ $13.4 million.

Third Quarter 2026 Highlights
(Comparisons are to the second quarter of 2026 unless otherwise noted.)

Delivered Higher Adjusted Earnings Despite Lower Realized Oil Prices
•Generated $102.3 million of revenue, down ~ 2% from $104.7 million, primarily reflecting lower realized oil prices;
•Realized oil price of $83.72 per barrel, down ~ 12%;
•Reported net loss of $16.6 million, or $0.06 per diluted share, including a $41.0 million unrealized loss on commodity derivative contracts;
•Adjusted Net Income1 of $27.3 million, or $0.10 per diluted share, up ~ 14% from $24.0 million;
•Adjusted EBITDA1 of $57.1 million, up ~ 5% from $54.5 million despite lower realized oil prices; and
•Net cash provided by operating activities of $63.1 million.

High-Graded Portfolio and Strengthened Balance Sheet
•Completed non-core asset divestitures of ~ 130 barrels of oil equivalent per day ("Boe/d") (63% oil) and ~ 9.8k net acres for ~ $30.5 million;
•Acquired ~ 16.5k net acres for $18.8 million of leasehold interests in the CBP, expanding Ring's core development footprint by over 25% in Crane and Ector Counties; and
•Reduced borrowings under the Company’s revolving credit facility by $10.0 million to $350.0 million at September 30, 2026, while improving LQA leverage ratio to 1.5x from 1.7x.

Advanced Higher-Return Development Program
•Sales volumes of ~ 20,635 Boe/d, including ~ 12,818 barrels of oil per day ("Bo/d"), up approximately 3% and 1%, respectively;
•Brought online first 2-mile horizontal wells and drilled nine YTD;
•Reduced drilling and completion costs2 to ~ $475 per foot YTD; and
•Invested ~ $64.0 million, reflecting the deliberate acceleration of drilling and infrastructure investments to transition to a more capital-efficient program.

Continued Cost Discipline
•Reported lease operating expense ("LOE") of $10.20 per Boe, below the mid-point of guidance;
•Interest expense of $7.7 million, down ~ 23% year-over-year, reflecting lower debt balances; and
•Reduced all-in-cash costs by 3% to $21.03 per Boe.

Subsequent Events and Updating Guidance
•On October 30th, closed a divestiture of non-core assets in Gaines and Andrews Counties for ~ $13.4 million representing ~470 Boe/d (77% oil) of production;
•Q4 2026 oil production guidance range of 12,900 to 13,500 Bopd and total sales range of 20,400 to 21,200 Boepd;
•Q4 2026 LOE per Boe guidance range of $9.80 to $10.30; and
•Updating 2027 guidance pro forma for divestitures.

Management Commentary

Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented:

“This was an exciting and highly productive quarter for Ring. We delivered strong operational results, advanced our longer-lateral development program and took decisive steps to improve the depth and quality of our portfolio. In a single quarter, we monetized approximately $30.5 million of non-core assets, added strategic acreage in the heart of our Central Basin Platform position and reduced debt by $10.0 million.

With strong commodity prices, encouraging well performance and the cash surplus from asset dispositions, we deliberately chose to outspend adjusted free cash flow this quarter to accelerate our program. Having said that, we have not lost our focus on capital discipline – we intend to be cash flow positive during the fourth quarter and for the full year. We are proud of what our team accomplished so far this year and remain focused on debt reduction and improving our leverage ratio metrics.

Operationally, we grew production 3% from the second quarter and kept lease operating expense below the mid-point of our guidance range while drilling eight horizontal wells and completing seven, including our first five, 2-mile co-developed laterals in Crane County. These results reinforce our confidence in the development program and demonstrate the execution capability of our team.

The acreage we acquired is particularly compelling because it expands our inventory within an area we know well, where we already operate and where we see attractive opportunities to generate strong returns. By selling assets that were not expected to compete for near-term capital, we effectively recycled capital from lower-priority assets into higher-quality inventory while also strengthening the balance sheet. We believe this is a compelling example of how disciplined capital allocation can strengthen Ring and create stockholder value. We intend for this to be an integral part of our strategy going forward.

We entered 2026 focused on moving Ring into its next phase with greater capital efficiency, and the progress we made this quarter represents an important step forward. We have a stronger portfolio with a deeper inventory of low break-even development opportunities and greater financial flexibility. We are energized by the momentum across the business and believe Ring is increasingly well positioned to deliver durable and competitive, per-share value for our stockholders.”
___________________________________
1 A non-GAAP financial measure; see the “Non-GAAP Financial Information” section in this release for more information including reconciliations to the most comparable GAAP measures.
2 D&C Cost is drilling, completion, equipment and connect to facility costs per lateral foot. 2026 excludes shorter lateral test wells.

Summary Results and Additional Key Items

	Q3 2026	Q2 2026	Q3 2026 to Q2 2026 % Change	Q3 2025	Q3 2026 to Q3 2025 % Change	YTD 2026	YTD 2025	YTD % Change
Average Daily Sales Volumes (Boe/d)	20,635	19,990	3%	20,789	(1)%	19,997	20,167	(1)%
Crude Oil (Bo/d)	12,818	12,683	1%	13,332	(4)%	12,594	13,310	(5)%
Net Sales (MBoe)	1,898.4	1,819.1	4%	1,912.6	(1)%	5,459.1	5,505.7	(1)%
Realized Price - All Products ($/Boe)	$53.91	$57.55	(6)%	$41.10	31%	$51.42	$43.64	18%
Realized Price - Crude Oil ($/Bo)	$83.72	$95.45	(12)%	$64.32	30%	$82.92	$65.54	27%
Revenues ($MM)	$102.3	$104.7	(2)%	$78.6	30%	$280.7	$240.3	17%
Net Income (Loss) ($MM)	$(16.6)	$64.8	(126)%	$(51.6)	68%	$(172.4)	$(21.9)	(687)%
Adjusted Net Income[1] ($MM)	$27.3	$24.0	14%	$13.1	108%	$58.7	$34.8	69%
Adjusted EBITDA[1] ($MM)	$57.1	$54.5	5%	$47.7	20%	$149.9	$145.6	3%
Capital Expenditures ($MM)	$64.0	$43.2	48%	$24.6	160%	$141.7	$73.9	92%
Adjusted Free Cash Flow[1] ($MM)	$(13.8)	$4.4	(414)%	$13.9	(199)%	$(9.2)	$44.5	(121)%
(1) Adjusted Net Income, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.” In addition, see section titled “Condensed Operating Data” for additional details concerning costs and expenses presented below.

Select Expenses and Other Items

	Q3 2026	Q2 2026	Q3 2026 to Q2 2026 % Change	Q3 2025	Q3 2026 to Q3 2025 % Change	YTD 2026	YTD 2025	YTD % Change
Lease operating expenses (“LOE”) ($MM)	$19.4	$18.4	5%	$20.5	(5)%	$55.9	$60.4	(7)%
Lease operating expenses ($/BOE)	$10.20	$10.12	1%	$10.73	(5)%	$10.24	$10.98	(7)%
Depreciation, depletion and amortization ($MM)	$20.9	$20.1	4%	$25.2	(17)%	$62.4	$73.4	(15)%
Depreciation, depletion and amortization ($/BOE)	$11.01	$11.06	—%	$13.19	(17)%	$11.43	$13.33	(14)%
General and administrative expenses (“G&A”) ($MM)	$9.0	$8.0	13%	$8.1	11%	$24.4	$23.9	2%
General and administrative expenses ($/BOE)	$4.77	$4.37	9%	$4.26	12%	$4.48	$4.34	3%
G&A excluding share-based compensation ($MM)	$6.5	$5.8	12%	$6.5	—%	$18.3	$19.2	(5)%
G&A excluding share-based compensation ($/BOE)	$3.45	$3.19	8%	$3.41	1%	$3.35	$3.49	(4)%
G&A excluding share-based compensation & transaction costs ($MM)	$6.5	$5.8	12%	$6.5	—%	$18.3	$19.2	(5)%
G&A excluding share-based compensation & transaction costs ($/BOE)	$3.45	$3.19	8%	$3.41	1%	$3.35	$3.49	(4)%
Interest expense ($MM)	$7.7	$8.4	(8)%	$10.1	(24)%	$24.7	$31.3	(21)%
Interest expense ($/BOE)	$4.05	$4.61	(12)%	$5.26	(23)%	$4.52	$5.69	(21)%
Gain (loss) on derivative contracts ($MM) (1)	$(53.2)	$23.7	(324)%	$0.4	NM (2)	$(111.7)	$14.2	(887)%
Realized gain (loss) on derivative contracts ($MM)	$(12.2)	$(18.5)	34%	$2.5	(588)%	$(35.9)	$2.7	NM (2)
Unrealized gain (loss) on derivative contracts ($MM)	$(41.0)	$42.2	(197)%	$(2.1)	NM (2)	$(75.8)	$11.5	(759)%
(1) A summary listing of the Company’s outstanding derivative positions as of November 5, 2026 is included in the tables shown later in this release. As of November 5, 2026, for the remainder (October through December) of 2026, the Company has approximately 1.0 million barrels of oil (approximately 81% of oil sales guidance midpoint) hedged at an average upside protection price of $74.10 and approximately 1.2 billion cubic feet of natural gas (approximately 61% of natural gas sales guidance midpoint) hedged at an average downside protection price of $3.93.
(2) Not meaningful.

Balance Sheet and Liquidity

Total liquidity (defined as cash and cash equivalents plus borrowing base availability under the Company’s credit facility) at September 30, 2026 was approximately $236.4 million, consisting of $235.0 million of availability under our revolving credit facility, which included a reduction of $35 thousand for letters of credit, and approximately $1.5 million in cash and cash equivalents. On September 30, 2026, the Company had $350 million in borrowings outstanding on its credit facility that has a current borrowing base of $585 million. This reflects a reduction of $10 million from the balance of $360 million at June 30, 2026. The Company intends to continue debt reduction, dependent on market conditions, the timing and level of capital spending, and other considerations.

Drilling and Completion Activity

In 3Q 2026, the Company drilled a total of eight and completed a total of seven horizontal producing wells. Additionally, the Company completed the SWD well that was in the process of being drilled at the end of the second quarter. In the Central Basin Platform in Andrews County, the Company drilled and completed two 1.5-mile horizontal wells, both with a working interest of approximately 99%. In the Central Basin Platform in Crane County, the Company drilled six and completed five 2-mile horizontal wells, each with a working interest of 100%.

The table below sets forth Ring’s drilling and completion activities in the first nine months of 2026:

Quarter	Area	Wells Drilled	Wells Completed	Drilled Uncompleted ("DUC")

1Q 2026	Northwest Shelf (Horizontal)	5	5	—
	Central Basin Platform (Horizontal) (1)	—	1	—
	Central Basin Platform (Vertical)	1	1	—
	Total	6	7	—

2Q 2026	Northwest Shelf (Horizontal)	2	2	—
	Central Basin Platform (Horizontal)	5	2	3
	Total	7	4	3

3Q 2026	Central Basin Platform (Horizontal)	8	7	4
	Total (2)	8	7	4
(1) The horizontal well completed in the Central Basin Platform in the first quarter of 2026 is the completion of a previously drilled but uncompleted (“DUC”) well.
(2) The total does not include the SWD well that was completed in the third quarter of 2026.

Remaining Quarter of 2026 and Full-Year 2027 Sales Volumes, Capital Investment and Operating Expense Guidance

Since providing its original 2026 development outlook, Ring has continued to refine its development plan towards horizontal drilling and allocate capital toward its highest-return opportunities. This evolution reflects encouraging early well results, improved operational execution and the attractive economics associated with extended-reach laterals. Ring believes the increased concentration of longer lateral opportunities has the potential to enhance capital efficiency, improve project economics and support the Company's strategy of generating higher returns while responsibly growing production.

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	Q4 2026	FY 2027
	UPDATED	UPDATED
Sales Volumes:
Total Oil (Bo/d)	12,900 - 13,500	13,200 - 14,300
Total (Boe/d)	20,400 - 21,200	21,000 - 23,000
Oil (%)	63%	63%
NGLs (%)	20%	20%
Gas (%)	17%	17%

Capital Program:
Capital spending(1) (millions)	$43 - $48	$135 - $165
New >1.5 mile lateral wells drilled	5	20 - 30
Wells completed and online	5	20 - 30
DUC wells	4	0

Operating Expenses:
LOE (per Boe)	$9.80 - $10.30	$9.70 - $10.50
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, capital workovers, and facility improvements.

Conference Call Information

Ring will hold a conference call on Friday, November 6, 2026 at 11:00 a.m. ET (10 a.m. CT) to discuss its 3Q 2026 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is set to begin. Please reference the “Ring Energy 3Q 2026 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements also include assumptions and projections for remainder of 2026 and 2027 guidance for sales volumes, oil, NGL and natural gas mix as a percentage of total sales, capital expenditures, wells drilled, operating expenses and the projected impacts thereon. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; the impact of worldwide political, military and armed conflict (including the impact of the ongoing conflict with Iran and the closure of the Strait of Hormuz); adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; changes in U.S. energy, environmental, monetary, tax and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2025, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information

Sonu Singh Johl
Executive Vice President, Chief Financial Officer and Treasurer
Phone: 281-397-3699
Email: IR@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Oil, Natural Gas, and Natural Gas Liquids Revenues	$102,343,662	$104,681,489	$78,601,336	$280,696,815	$240,295,302

Costs and Operating Expenses
Lease operating expenses	19,367,227	18,409,462	20,518,472	55,899,033	60,442,005
Gathering, transportation and processing costs	180,787	101,902	126,569	399,738	463,990
Ad valorem taxes	2,210,911	2,202,160	2,446,565	6,615,608	5,627,320
Oil and natural gas production taxes	4,584,698	5,047,619	3,670,987	13,186,208	11,088,049
Depreciation, depletion and amortization	20,900,733	20,114,890	25,225,345	62,421,571	73,411,242
Ceiling test impairment	—	—	72,912,330	162,086,257	72,912,330
Asset retirement obligation accretion	405,729	401,944	390,563	1,203,169	1,099,363
Operating lease expense	124,187	175,090	175,091	474,368	525,272
General and administrative expense	9,046,598	7,954,230	8,139,771	24,439,606	23,898,266

Total Costs and Operating Expenses	56,820,870	54,407,297	133,605,693	326,725,558	249,467,837

Income (Loss) from Operations	45,522,792	50,274,192	(55,004,357)	(46,028,743)	(9,172,535)

Other Income (Expense)
Interest income	108,728	148,540	74,253	327,797	233,969
Interest (expense)	(7,695,843)	(8,379,552)	(10,052,320)	(24,675,004)	(31,308,510)
Gain (loss) on derivative contracts	(53,200,280)	23,724,426	444,305	(111,706,779)	14,163,569
Gain (loss) on disposal of assets	52,331	104,150	105,642	156,481	385,545
Other income	—	9,600	—	15,437	159,712
Net Other Income (Expense)	(60,735,064)	15,607,164	(9,428,120)	(135,882,068)	(16,365,715)

Income (Loss) Before Benefit from (Provision for) Income Taxes	(15,212,272)	65,881,356	(64,432,477)	(181,910,811)	(25,538,250)

Benefit from (Provision for) Income Taxes	(1,387,957)	(1,088,046)	12,800,947	9,512,410	3,652,345

Net Income (Loss)	$(16,600,229)	$64,793,310	$(51,631,530)	$(172,398,401)	$(21,885,905)

Basic Earnings (Loss) per Share	$(0.06)	$0.28	$(0.25)	$(0.74)	$(0.11)
Diluted Earnings (Loss) per Share	$(0.06)	$0.27	$(0.25)	$(0.74)	$(0.11)

Basic Weighted-Average Shares Outstanding	260,533,239	233,951,765	206,688,003	234,543,417	204,223,621
Diluted Weighted-Average Shares Outstanding	260,533,239	237,808,489	206,688,003	234,543,417	204,223,621

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Net sales volumes:
Oil (Bbls)	1,179,247	1,154,147	1,226,537	3,438,217	3,633,739
Natural gas (Mcf)	1,896,728	1,764,659	1,853,599	5,350,899	5,172,603
Natural gas liquids (Bbls)	403,060	370,819	377,141	1,129,052	1,009,881
Total oil, natural gas and natural gas liquids (Boe)(1)	1,898,428	1,819,076	1,912,611	5,459,086	5,505,721

% Oil	62%	64%	64%	63%	66%
% Natural Gas	17%	16%	16%	16%	16%
% Natural Gas Liquids	21%	20%	20%	21%	18%

Average daily sales volumes:
Oil (Bbls/d)	12,818	12,683	13,332	12,594	13,310
Natural gas (Mcf/d)	20,617	19,392	20,148	19,600	18,947
Natural gas liquids (Bbls/d)	4,381	4,075	4,099	4,136	3,699
Average daily equivalent sales (Boe/d)	20,635	19,990	20,789	19,997	20,167

Average realized sales prices:
Oil ($/Bbl)	$83.72	$95.45	$64.32	$82.92	$65.54
Natural gas ($/Mcf)	(0.30)	(5.20)	(1.22)	(2.62)	(0.93)
Natural gas liquids ($/Bbls)	10.38	9.96	5.22	8.54	6.85
Barrel of oil equivalent ($/Boe)	$53.91	$57.55	$41.10	$51.42	$43.64

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$10.20	$10.12	$10.73	$10.24	$10.98
Gathering, transportation and processing costs	0.10	0.06	0.07	0.07	0.08
Ad valorem taxes	1.16	1.21	1.28	1.21	1.02
Oil and natural gas production taxes	2.41	2.77	1.92	2.42	2.01
Depreciation, depletion and amortization	11.01	11.06	13.19	11.43	13.33
Ceiling test impairment	—	—	38.12	29.69	13.24
Asset retirement obligation accretion	0.21	0.22	0.20	0.22	0.20
Operating lease expense	0.07	0.10	0.09	0.09	0.10
G&A (including share-based compensation)	4.77	4.37	4.26	4.48	4.34
G&A (excluding share-based compensation)	3.45	3.19	3.41	3.35	3.49
G&A (excluding share-based compensation and transaction costs)	3.45	3.19	3.41	3.35	3.49

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding). The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets
(Unaudited)

	As of
	September 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$1,473,639	$902,913
Accounts receivable	49,387,082	30,938,908
Joint interest billing receivables, net	1,327,039	1,623,991
Derivative assets	7,115,775	21,468,134
Inventory	6,068,196	5,312,715
Prepaid expenses and other assets	2,526,316	1,822,751
Total Current Assets	67,898,047	62,069,412
Properties and Equipment
Oil and natural gas properties, full cost method	1,855,601,600	1,891,510,431
Financing lease asset subject to depreciation	3,677,613	3,633,586
Fixed assets subject to depreciation	3,404,826	3,504,788
Total Properties and Equipment	1,862,684,039	1,898,648,805
Accumulated depreciation, depletion and amortization	(629,969,873)	(569,180,901)
Net Properties and Equipment	1,232,714,166	1,329,467,904
Operating lease asset	850,696	1,285,159
Derivative assets	8,955,873	9,739,430
Deferred financing costs	7,314,084	9,337,344
Total Assets	$1,317,732,866	$1,411,899,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$117,296,494	$90,258,731
Income tax liability	390,507	356,436
Financing lease liability	646,731	730,564
Operating lease liability	498,844	586,614
Derivative liabilities	44,004,900	841,193
Notes payable	1,006,152	505,752
Asset retirement obligations	291,844	418,526
Total Current Liabilities	164,135,472	93,697,816

Non-current Liabilities
Deferred income taxes	12,755,515	22,298,701
Revolving line of credit	350,000,000	420,000,000
Financing lease liability, less current portion	439,869	593,146
Operating lease liability, less current portion	442,008	819,223
Derivative liabilities	20,007,162	2,512,692
Asset retirement obligations	30,632,348	29,972,429
Total Liabilities	578,412,374	569,894,007
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 260,539,607 shares and 207,656,929 shares issued and outstanding, respectively	260,539	207,657
Additional paid-in capital	882,438,355	812,777,586
Retained earnings (Accumulated deficit)	(143,378,402)	29,019,999
Total Stockholders’ Equity	739,320,492	842,005,242
Total Liabilities and Stockholders' Equity	$1,317,732,866	$1,411,899,249

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$(16,600,229)	$64,793,310	$(51,631,530)	$(172,398,401)	$(21,885,905)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	20,900,733	20,114,890	25,225,345	62,421,571	73,411,242
Ceiling test impairment	—	—	72,912,330	162,086,257	72,912,330
Asset retirement obligation accretion	405,729	401,944	390,563	1,203,169	1,099,363
Amortization of deferred financing costs	673,731	690,842	693,625	2,058,721	3,768,292
Share-based compensation	2,497,039	2,149,596	1,618,600	6,171,443	4,661,397
Credit loss expense	50,871	92,432	907	143,303	19,029
(Gain) loss on disposal of assets	(52,331)	(104,150)	(105,642)	(156,481)	(385,545)
Deferred income tax expense (benefit)	1,508,503	1,026,087	(12,964,252)	(9,707,992)	(4,208,267)
Excess tax expense (benefit) related to share-based compensation	3,914	2,310	123,533	164,806	232,296
(Gain) loss on derivative contracts	53,200,280	(23,724,426)	(444,305)	111,706,779	(14,163,569)
Cash received (paid) for derivative settlements, net	(12,177,595)	(18,459,080)	2,586,230	(35,912,686)	2,710,479
Changes in operating assets and liabilities:
Accounts receivable	(6,221,110)	1,996,197	4,672,943	(18,294,525)	2,299,483
Inventory	(441,935)	522,702	399,193	(755,481)	(937,541)
Prepaid expenses and other assets	669,490	(1,769,310)	439,087	(703,565)	(496,396)
Accounts payable	20,134,593	(6,503,785)	841,492	23,852,444	(12,039,039)
Settlement of asset retirement obligation	(1,501,127)	(440,266)	(265,794)	(2,144,812)	(837,065)
Net Cash Provided by Operating Activities	63,050,556	40,789,293	44,492,325	129,734,550	106,160,584

Cash Flows From Investing Activities
Payments for Lime Rock Acquisition	—	—	(1,709,776)	—	(72,569,545)
Payments to purchase oil and natural gas properties	(18,295,766)	(1,611,607)	(715,126)	(22,689,104)	(1,512,415)
Payments to develop oil and natural gas properties	(63,127,489)	(39,928,636)	(20,995,094)	(135,562,945)	(70,251,975)
Proceeds from divestiture of oil and natural gas properties	30,500,000	602,471	100	35,368,950	100
Insurance proceeds received for damage to oil and natural gas properties	—	—	160,533	—	260,446
Payments to acquire or improve fixed assets subject to depreciation	(15,423)	—	(5,708)	(15,423)	(175,369)
Proceeds from sale of fixed assets subject to depreciation	—	100,832	—	100,832	17,360
Net Cash Used in Investing Activities	(50,938,678)	(40,836,940)	(23,265,071)	(122,797,690)	(144,231,398)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	69,000,000	55,000,000	31,000,000	172,000,000	201,322,997
Payments on revolving line of credit	(79,000,000)	(121,000,000)	(51,000,000)	(242,000,000)	(158,322,997)
Proceeds from issuance of common stock	(216,680)	64,780,500	—	64,563,820	—
Payments for taxes withheld on vested restricted shares, net	(907,083)	—	(8,000)	(908,048)	(961,446)
Proceeds from notes payable	—	1,657,810	—	1,657,810	1,648,539
Payments on notes payable	(490,152)	(161,506)	(486,590)	(1,157,410)	(1,143,107)
Payment of deferred financing costs	—	—	(332,376)	(35,460)	(5,713,978)
Reduction of financing lease liabilities	(161,734)	(132,383)	(113,381)	(486,846)	(338,682)
Net Cash Provided by (Used in) Financing Activities	(11,775,649)	144,421	(20,940,347)	(6,366,134)	36,491,326

Net Increase (Decrease) in Cash	336,229	96,774	286,907	570,726	(1,579,488)
Cash at Beginning of Period	1,137,410	1,040,636	—	902,913	1,866,395
Cash at End of Period	$1,473,639	$1,137,410	$286,907	$1,473,639	$286,907

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of November 5, 2026

The following tables reflect the details of current derivative contracts as of November 5, 2026 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts):

Oil Hedges (WTI)	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028	Q2 2028	Q3 2028

Swaps:
Hedged volume (Bbl)	620,500	779,500	674,000	616,000	412,963	—	—	—
Weighted average swap price	$70.60	$71.23	$67.19	$68.89	$57.59	$—	$—	$—

Two-way collars:
Hedged volume (Bbl)	368,000	2,935	—	32,910	33,435	430,080	415,580	402,614
Weighted average put price	$65.00	$62.50	$—	$60.00	$60.00	$55.59	$57.50	$60.00
Weighted average call price	$80.00	$73.65	$—	$72.30	$72.30	$66.02	$73.02	$77.21

Swaps: WTI NYMEX Rolls
Hedged volume (BBL)	300,000	—	—	—	—	—	—	—
Weighted average swap price	$5.82	$—	$—	$—	$—	$—	$—	$—

Oil Hedges (WTI)	Q4 2028	Q1 2029	Q2 2029	Q3 2029	Q4 2029	Q1 2030	Q2 2030

Two-way collars:
Hedged volume (Bbl)	276,000	—	—	—	—	—	—
Weighted average put price	$60.00	$—	$—	$—	$—	$—	$—
Weighted average call price	$81.80	$—	$—	$—	$—	$—	$—

Gas Hedges (Henry Hub)	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028	Q2 2028	Q3 2028

NYMEX Swaps:
Hedged volume (MMBtu)	1,072,305	439,678	423,035	1,079,906	1,046,151	1,012,567	984,322	956,865
Weighted average swap price	$3.99	$4.02	$4.02	$3.86	$4.02	$3.77	$3.77	$3.77

Two-way collars:
Hedged volume (MMBtu)	128,000	717,000	694,000	—	—	—	—	—
Weighted average put price	$3.50	$3.99	$3.00	$—	$—	$—	$—	$—
Weighted average call price	$5.42	$5.21	$4.32	$—	$—	$—	$—	$—

Gas Hedges (Henry Hub)	Q4 2028	Q1 2029	Q2 2029	Q3 2029	Q4 2029	Q1 2030	Q2 2030

NYMEX Swaps:
Hedged volume (MMBtu)	931,539	908,117	886,933	866,585	846,134	—	—
Weighted average swap price	$3.77	$3.67	$3.67	$3.67	$3.67	$—	$—

Gas Hedges (basis differential)	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028	Q2 2028	Q3 2028

Waha basis swaps:
Hedged volume (MMBtu)	411,451	196,372	480,325	464,360	449,846	435,403	—	—
Weighted average spread price (1)	$1.81	$0.78	$0.78	$0.78	$0.78	$0.68	$—	$—

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	788,851	960,307	636,710	615,547	596,306	577,163	—	—
Weighted average spread price (1)	$1.92	$0.72	$0.67	$0.67	$0.67	$0.60	$—	$—

Gas Hedges (basis differential)	Q4 2028	Q1 2029	Q2 2029	Q3 2029	Q4 2029	Q1 2030	Q2 2030

Waha basis swaps:
Hedged volume (MMBtu)	—	—	—	259,975	253,840	—	—
Weighted average spread price (1)	$—	$—	$—	$0.61	$0.71	$—	$—

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	—	—	—	606,610	592,294	—	—
Weighted average spread price (1)	$—	$—	$—	$0.54	$0.64	$—	$—

(1) The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” “Consolidated Total Debt to LQA Consolidated EBITDAX,” “All-In Cash Operating Costs,” and “Cash Operating Margin.” Management uses these non-GAAP financial measures in its analysis of performance. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net income (loss) to Adjusted Net Income

“Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for acquisitions and divestitures (“A&D”). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare the Company’s results with its peers.

	(Unaudited for All Periods)
	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2026		2026		2025		2026		2025
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net income (loss)	$(16,600,229)	$(0.06)	$64,793,310	$0.27	$(51,631,530)	$(0.25)	$(172,398,401)	$(0.74)	$(21,885,905)	$(0.11)

Share-based compensation	2,497,039	0.01	2,149,596	0.01	1,618,600	0.01	6,171,443	0.03	4,661,397	0.02
Ceiling test impairment	—	—	—	—	72,912,330	0.35	162,086,257	0.69	72,912,330	0.37
Unrealized loss (gain) on change in fair value of derivatives	41,022,685	0.15	(42,183,506)	(0.18)	2,141,925	0.01	75,794,093	0.33	(11,453,090)	(0.06)
Transaction costs - A&D	—	—	—	—	10	—	—	—	2,786	—
Tax impact on adjusted items	331,774	—	(757,785)	—	(11,920,971)	(0.06)	(12,983,555)	(0.06)	(9,456,621)	(0.05)

Adjusted Net Income	$27,251,269	$0.10	$24,001,615	$0.10	$13,120,364	$0.06	$58,669,837	$0.25	$34,780,897	$0.17

Diluted Weighted-Average Shares Outstanding	260,533,239		237,808,489		206,688,003		234,543,417		204,223,621

Adjusted Net Income per Diluted Share	$0.10		$0.10		$0.06		$0.25		$0.17

Reconciliation of Net income (loss) to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Net income (loss)	$(16,600,229)	$64,793,310	$(51,631,530)	$(172,398,401)	$(21,885,905)

Interest expense, net	7,587,115	8,231,012	9,978,067	24,347,207	31,074,541
Unrealized loss (gain) on change in fair value of derivatives	41,022,685	(42,183,506)	2,141,925	75,794,093	(11,453,090)
Ceiling test impairment	—	—	72,912,330	162,086,257	72,912,330
Income tax (benefit) expense	1,387,957	1,088,046	(12,800,947)	(9,512,410)	(3,652,345)
Depreciation, depletion and amortization	20,900,733	20,114,890	25,225,345	62,421,571	73,411,242
Asset retirement obligation accretion	405,729	401,944	390,563	1,203,169	1,099,363
Transaction costs - A&D	—	—	10	—	2,786
Share-based compensation	2,497,039	2,149,596	1,618,600	6,171,443	4,661,397
Loss (gain) on disposal of assets	(52,331)	(104,150)	(105,642)	(156,481)	(385,545)
Other income	—	(9,600)	—	(15,437)	(159,712)

Adjusted EBITDA	$57,148,698	$54,481,542	$47,728,721	$149,941,011	$145,625,062

Adjusted EBITDA Margin (1)	56%	52%	61%	53%	61%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Oil, Natural Gas, and Natural Gas Liquids Revenue.

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities (as reflected on the Company’s Condensed Statements of Cash Flows) less changes in operating assets and liabilities, and plus transaction costs for acquisitions and divestitures (“A&D”), current income tax expense (benefit), proceeds from divestitures of oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, credit loss expense, and other income. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company’s capital expenditures guidance provided to investors. Management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of the Company’s current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Net Cash Provided by Operating Activities	$63,050,556	$40,789,293	$44,492,325	$129,734,550	$106,160,584
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	(12,639,911)	6,194,462	(6,086,921)	(1,954,061)	12,010,558
Transaction costs - A&D	—	—	10	—	2,786
Income tax expense (benefit) - current	(124,460)	59,649	39,772	30,776	323,626
Capital expenditures	(64,035,184)	(43,169,155)	(24,589,282)	(141,709,849)	(73,868,326)
Proceeds from divestiture of oil and natural gas properties (1)	—	602,471	100	4,868,950	100
Credit loss expense	(50,871)	(92,432)	(907)	(143,303)	(19,029)
Other income	—	(9,600)	—	(15,437)	(159,712)

Adjusted Free Cash Flow	$(13,799,870)	$4,374,688	$13,855,097	$(9,188,374)	$44,450,587

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Adjusted EBITDA	$57,148,698	$54,481,542	$47,728,721	$149,941,011	$145,625,062

Net interest expense (excluding amortization of deferred financing costs)	(6,913,384)	(7,540,170)	(9,284,442)	(22,288,486)	(27,306,249)
Capital expenditures	(64,035,184)	(43,169,155)	(24,589,282)	(141,709,849)	(73,868,326)
Proceeds from divestiture of oil and natural gas properties (1)	—	602,471	100	4,868,950	100

Adjusted Free Cash Flow	$(13,799,870)	$4,374,688	$13,855,097	$(9,188,374)	$44,450,587
(1) Proceeds from divestitures of oil and natural gas properties for purposes of Adjusted Free Cash Flow excludes proceeds of $30.5 million from the sale of certain non-core assets for the three and nine months ended September 30, 2026.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in the Company’s Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this financial performance measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Net Cash Provided by Operating Activities	$63,050,556	$40,789,293	$44,492,325	$129,734,550	$106,160,584

Changes in operating assets and liabilities	(12,639,911)	6,194,462	(6,086,921)	(1,954,061)	12,010,558

Adjusted Cash Flow from Operations	$50,410,645	$46,983,755	$38,405,404	$127,780,489	$118,171,142

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (“G&A”), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

General and administrative expense (G&A)	$9,046,598	$7,954,230	$8,139,771	$24,439,606	$23,898,266
Share-based compensation	2,497,039	2,149,596	1,618,600	6,171,443	4,661,397
G&A excluding share-based compensation	$6,549,559	$5,804,634	$6,521,171	18,268,163	19,236,869
Transaction costs - A&D	—	—	10	—	2,786
G&A excluding share-based compensation and transaction costs	$6,549,559	$5,804,634	$6,521,161	$18,268,163	$19,234,083

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated pursuant to the Company’s existing senior revolving credit facility and means as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under the credit facility.

The Company defines “Consolidated Total Debt” in accordance with its existing senior revolving credit facility and means, as of any date, all Indebtedness of the Company on a consolidated basis as of such date, but excluding hedging obligations.

The Company defines “Indebtedness” in accordance with its existing senior revolving credit facility and generally means (i) all obligations of the Company for borrowed money, (ii) all obligations of the Company evidenced by notes or other similar instruments, (iii) all obligations of the Company in respect of the deferred purchase price of property or services, (iv) all obligations of the Company under any conditional sale relating to property acquired the Company, (v) all capital lease obligations of the Company, (vi) all obligations, contingent or otherwise, of the Company in respect of letters of credit or similar extensions of credit, (vii) all guarantees of the Company of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any lien on property owned by the Company, whether or not such Indebtedness has been assumed by the Company, (ix) all off-balance sheet liabilities, (x) all hedging obligations and (xi) the undischarged balance of any production payment created by the Company or for the creation of which the Company directly or indirectly received payment.

The Company defines “Consolidated EBITDAX” in accordance with its existing senior revolving credit facility and means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income (loss) for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense (benefit) determined on a consolidated basis, (C) depreciation, depletion and amortization determined on a consolidated basis, (D) exploration expenses determined on a consolidated basis, and (E) all other non-cash charges reasonably acceptable to the administrative agent, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants under the credit facility, to the extent that during such period the Company has consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets acquired or disposed of.

The maximum permitted Leverage Ratio under the senior revolving credit facility is 3.00. The following tables show the leverage ratio calculations for the quarters ended September 30, 2026 and September 30, 2025.

	(Unaudited)
	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	Last Four Quarters
	2025	2026	2026	2026
Consolidated EBITDAX Calculation:
Net Income (Loss)	$(12,845,294)	$(220,591,482)	$64,793,310	$(16,600,229)	$(185,243,695)
Plus: Consolidated interest expense	9,065,509	8,529,080	8,231,012	7,587,115	33,412,716
Plus: Income tax provision (benefit)	(3,800,401)	(11,988,413)	1,088,046	1,387,957	(13,312,811)
Plus: Depreciation, depletion and amortization	23,002,908	21,405,948	20,114,890	20,900,733	85,424,479
Plus: non-cash charges reasonably acceptable to Administrative Agent	23,025,119	240,961,475	(39,631,966)	43,925,453	268,280,081
Consolidated EBITDAX	$38,447,841	$38,316,608	$54,595,292	$57,201,029	$188,560,770
Plus: Pro Forma Acquired Consolidated EBITDAX	—	—	—	—	—
Less: Pro Forma Divested Consolidated EBITDAX	—	—	—	—	—
Pro Forma Consolidated EBITDAX	$38,447,841	$38,316,608	$54,595,292	$57,201,029	$188,560,770

Non-cash charges reasonably acceptable to Administrative Agent:
Asset retirement obligation accretion	$390,892	$395,496	$401,944	$405,729
Unrealized loss (gain) on derivative assets	(14,753,449)	76,954,914	(42,183,506)	41,022,685
Ceiling test impairment	35,913,116	162,086,257	—	—
Share-based compensation	1,474,560	1,524,808	2,149,596	2,497,039
Total non-cash charges reasonably acceptable to Administrative Agent	$23,025,119	$240,961,475	$(39,631,966)	$43,925,453

	As of
	September 30,	Corresponding
	2026	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$350,000,000	1.85
Notes payable	1,006,152	0.01
Capital lease obligations	1,086,600	0.01
Consolidated Total Debt	$352,092,752	1.87
Pro Forma Consolidated EBITDAX	188,560,770
Leverage Ratio	1.87
Maximum Allowed	≤ 3.00x

	(Unaudited)
	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	Last Four Quarters
	2024	2025	2025	2025
Consolidated EBITDAX Calculation:
Net Income (Loss)	$5,657,519	$9,110,738	$20,634,887	$(51,631,530)	$(16,228,386)
Plus: Consolidated interest expense	9,987,731	9,408,728	11,687,746	9,978,067	41,062,272
Plus: Income tax provision (benefit)	1,803,629	3,041,177	6,107,425	(12,800,947)	(1,848,716)
Plus: Depreciation, depletion and amortization	24,548,849	22,615,983	25,569,914	25,225,345	97,960,091
Plus: non-cash charges reasonably acceptable to Administrative Agent	8,994,957	2,392,703	(12,236,121)	77,063,418	76,214,957
Consolidated EBITDAX	$50,992,685	$46,569,329	$51,763,851	$47,834,353	$197,160,218
Plus: Pro Forma Acquired Consolidated EBITDAX	5,244,078	7,392,359	—	—	12,636,437
Less: Pro Forma Divested Consolidated EBITDAX	77,819	8,855	—	—	86,674
Pro Forma Consolidated EBITDAX	$56,314,582	$53,970,543	$51,763,851	$47,834,353	$209,883,329

Non-cash charges reasonably acceptable to Administrative Agent:
Asset retirement obligation accretion	$323,085	$326,549	$382,251	$390,563
Unrealized loss (gain) on derivative assets	6,999,552	375,196	(13,970,211)	2,141,925
Ceiling test impairment	—	—	—	72,912,330
Share-based compensation	1,672,320	1,690,958	1,351,839	1,618,600
Total non-cash charges reasonably acceptable to Administrative Agent	$8,994,957	$2,392,703	$(12,236,121)	$77,063,418

	As of
	September 30,	Corresponding
	2025	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$428,000,000	2.04
Notes payable	1,001,829	—
Lime Rock deferred payment	10,000,000	0.05
Capital lease obligations	1,275,826	0.01
Consolidated Total Debt	$440,277,655	2.10
Pro Forma Consolidated EBITDAX	209,883,329
Leverage Ratio	2.10
Maximum Allowed	≤ 3.00x

Calculation of Consolidated Total Debt to LQA Consolidated EBITDAX

The Company defines Consolidated Total Debt to LQA Consolidated EBITDAX as Consolidated Total Debt divided by LQA (“Last Quarter Annualized”) Consolidated EBITDAX. Consolidated Total Debt and Consolidated EBITDAX are defined pursuant to the Company’s existing senior revolving credit facility. The Company believes this metric is more reflective of its current leverage ratio profile by annualizing Consolidated EBITDAX for the most recent period. Consolidated Total Debt to LQA Consolidated EBITDAX and Consolidated EBTIDAX are non-GAAP financial measures and may not be comparable to similarly titled measures used by other companies and should not be considered as a substitute for measured prepared in accordance with GAAP. Therefore, the Company believes it is important to view this ratio and Consolidated EBITDAX as supplemental to its entire financial statements.

Three Months Ended
September 30,
2026
Consolidated Total Debt	$352,092,752
Consolidated EBITDAX	57,201,029
LQA Consolidated EBITDAX	$228,804,116
Consolidated Total Debt to LQA Consolidated EBITDAX	1.5

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	$19,367,227	$18,409,462	$20,518,472	$55,899,033	$60,442,005
G&A excluding share-based compensation	6,549,559	5,804,634	6,521,171	18,268,163	19,236,869
Net interest expense (excluding amortization of deferred financing costs)	6,913,384	7,540,170	9,284,442	22,288,486	27,306,249
Operating lease expense	124,187	175,090	175,091	474,368	525,272
Oil and natural gas production taxes	4,584,698	5,047,619	3,670,987	13,186,208	11,088,049
Ad valorem taxes	2,210,911	2,202,160	2,446,565	6,615,608	5,627,320
Gathering, transportation and processing costs	180,787	101,902	126,569	399,738	463,990
All-in cash operating costs	$39,930,753	$39,281,037	$42,743,297	$117,131,604	$124,689,754

Boe	1,898,428	1,819,076	1,912,611	5,459,086	5,505,721

All-in cash operating costs per Boe	$21.03	$21.59	$22.35	$21.46	$22.65

Cash Operating Margin

The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less “all-in cash operating costs” per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Cash Operating Margin
Realized revenues per Boe	$53.91	$57.55	$41.10	$51.42	$43.64
All-in cash operating costs per Boe	21.03	21.59	22.35	21.46	22.65
Cash Operating Margin per Boe	$32.88	$35.96	$18.75	$29.96	$20.99